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                                  EXHIBIT 23.3

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RP(R) FINANCIAL, LC.
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Financial Services Industry Consultants


                                                        December 15, 2004



Board of Directors
OC Financial, Inc.
Ohio Central Savings
6033 Perimeter Drive
Dublin, Ohio  43017

Members of the Boards:

        We hereby consent to the use of our firm's name in the applications for the conversion and holding company formation, and any amendments thereto, for Ohio Central Savings ("OCS" or the "Bank") in which the Bank will become a wholly-owned subsidiary of OC Financial, Inc. ("OC Financial"), and OC Financial will sell its Common Stock to the public, and in the Registration Statement on Form SB-2, and any amendments thereto. We also hereby consent to the inclusion of, summary of and references to our Appraisal Report and our statement concerning subscription rights in such filings including the Prospectus of OC Financial.


                                                Sincerely,


                                                /s/ RP FINANCIAL, LC.


                                                RP FINANCIAL, LC.



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